Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

November 21, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated November 18, 2008 of Sloud, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation. We cannot confirm or deny that the appointment of Chang G. Park, CPA was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

The Company filed an 8-K on November 14, 2008 incorrectly describing the change in auditors and was not presented to us prior to filing. Furthermore, the Exhibit 16.1 letter included with the filing was not authored by us, not authorized by us, nor signed by us.

Very truly yours,

/s/ Moore & Associates, Chartered
Moore & Associates, Chartered
Las Vegas, Nevada

6490 WEST DESERT INN ROAD, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501